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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                                  A REIT, INC.

                                    ARTICLE I
                                  SHAREHOLDERS

         Section 1.1 Place of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Maryland, as from time to time may be fixed by the Board of Directors and shall be stated in the notice of meeting.

         Section 1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in May of each year on such date as determined by the Board of Directors; provided such meeting shall be held not less than 30 days following delivery of the annual report.

         Section 1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the President, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in the Company's Articles of Incorporation), or by the written request of shareholders together holding at least 10% of the number of shares of the Company at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. In the event of a shareholders' meeting called by the shareholders meeting the requirements set forth in the first sentence, the secretary of the Company shall, within ten days of his or her receipt of the written request required above, notify, in the manner set forth herein, each shareholder entitled to vote at a meeting of the shareholders. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary's delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the shareholder request; provided, however, that if none is so specified, at such time and place convenient to the shareholders. Unless requested by the shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months.

         Section 1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders shall be provided not less than 10 nor more than 90 days before the date of a meeting to each shareholder of record entitled to vote at such meeting and each other shareholder entitled to notice of such meeting or as otherwise required by the Maryland General Corporation Law (the "MGCL"). Notice shall be deemed delivered to a shareholder upon being (a) mailed to the shareholder at his address which appears in the share transfer books of the Company, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon, (b) personally delivered to the shareholder; (c) left at the shareholder's residence or usual

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place of business; or (d) transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means.

         Section 1.5 Scope of Notice. Any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice required in Section 1.4, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 1.6 Organization and Conduct. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 1.7 Quorum; Adjournment. Any number of shareholders together holding at least a majority of the outstanding shares of equity stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business except as otherwise provided by law, the Company's Articles of Incorporation or these Bylaws. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy to a date not more than 120 days after the original record date without notice other than by announcement at the meeting.

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         Section 1.8 Voting. A plurality of all the votes cast by the shareholders present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the votes cast at a meeting of the shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

         Section 1.9 Proxies. A shareholder may cast the votes entitled to be cast by the shares of stock owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 1.10 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Board of Directors or the chairman of such meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report shall be in writing and signed by the inspector or by a majority of the inspectors if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 1.11 Nominations and Shareholder Business.

         (a)      Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company's notice of such meeting; (B) by or at the direction of the Board of Directors; or
(C) by any shareholder of the Company who (i) was a shareholder of record both at the time of giving of notice provided for in this Section 1.11(a) and at the time of the annual meeting in question; (ii) is entitled to vote at such meeting; and (iii) has complied with the notice procedures set forth in this
Section 1.11(a).

                  (2) For nominations or other business to be properly brought at an annual meeting by a shareholder pursuant to this paragraph (a)(2) or paragraph (a)(1) of this Section 1.11, the shareholder must give timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder's notice shall be delivered to the secretary at the

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principal executive office of the Company not less than 90 days nor more than
120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person; (ii) the class and number of shares of stock of the Company that are beneficially owned by such person; and (iii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting,
(i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business that such shareholder and beneficial owner, if any, on whose behalf the proposal is made, may have; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder and beneficial owner, if any, as such appears on the Company's books; and (ii) the number of shares of each class of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a shareholder's notice required by this Section 1.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of said meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Company's notice of said meeting including the notice contemplated by Section 1.4; (ii) by or at the direction of the Board of Directors; or (iii) provided the Board of Directors has determined that directors shall be elected at such

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special meeting, by any shareholder of the Company who (A) is a shareholder of record both at the time of giving of notice provided for in this Section 1.11(b) at the time of the special meeting; (B) is entitled to vote at the meeting; and
(C) complied with the notice procedures set forth in this Section 1.11(b). In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section
1.11 shall be delivered to the secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         (c) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11, and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective nomination or proposal, if any, be disregarded.

                  (2) For purposes of this Section 1.11, (i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (ii) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11. Nothing in this
Section 1.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 1.12 Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation or these bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of capital stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

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                                   ARTICLE II
                                    DIRECTORS

         Section 2.1 General Powers. The property, affairs and business of the Company shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Company shall be vested in such Board.

         Section 2.2 Number and Tenure of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase or decrease the number of Directors, provided that, except as otherwise provided in the Articles of Incorporation, the number thereof shall never be less than the minimum number required by the MGCL or the Articles of Incorporation (whichever is greater), nor more than the maximum number of directors set forth in the Articles of Incorporation, and further provided that, except as may be provided in the terms of any preferred stock issued by the Company, the tenure of office of a Director shall not be affected by any decrease in the number of Directors.

         Section 2.3 Election and Removal of Directors; Quorum.

                  (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

                  (b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

                  (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders' meeting at which Directors are elected.

                  (d) A majority of the number of Directors then serving shall constitute a quorum for the transaction of business, provided that if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to the Articles of Incorporation or these bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group. Less than a quorum may adjourn any meeting. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

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                  (e) The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the Articles of Incorporation. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Directors still present at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Articles of Incorporation.

         Section 2.4 Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate, no notice other than this Bylaw being necessary. Other meetings of the Board of Directors shall be held at places and times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President, or any one of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, facsimile or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

         Section 2.5 Action Without a Meeting. Any action required or permitted by the MGCL to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each Director either before or after the action taken, reflecting the action taken, and included in the minutes or filed with the corporate records.

         Action taken under this Section 2.5 is effective when the last Director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each Director. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

         Section 2.6 Telephone Meetings. Directors may participate in a meeting of the Board by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting in this manner shall constitute presence in person at the meeting.

         Section 2.7 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Company in other capacities and receiving compensation for such other services.

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         Section 2.8 Reliance. Each Director, officer, employee and agent of the
Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

         Section 2.9 Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director or officer of the Company, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Company, subject to the provisions of the Articles of Incorporation.

                                   ARTICLE III
                                   COMMITTEES

         Section 3.1. Number, Tenure and Qualifications. The Board of Directors may designate an Executive Committee, an Audit Committee, a Compensation Committee and other committees composed of at least one director.

         Section 3.2. Composition. Except as provided in the Articles of Incorporation, such committees shall serve at the pleasure of the Board of Directors. The members of the Audit Committee and Compensation Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.

         Section 3.3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. Except as provided in these bylaws, the act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         Section 3.4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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         Section 3.5. Action by Written Consent; Informal Action. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 3.6. Vacancies. Subject to the provisions hereof, and the Articles of Incorporation, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1 Election of Officers; Terms. The officers of the Company shall consist of a President, a Secretary and a Treasurer and may include a Chairman of the Board, a chief executive officer, a chief operating officer, a chief financial officer, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected or until his death, resignation or removal. Any number of officers may be combined in the same person as the Board of Directors may determine.

         Section 4.2 Removal of Officers; Vacancies. Any officer or agent of the Company may be removed by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

         Section 4.3 Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company.

         Section 4.4 Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

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         Section 4.5 Chief Financial Officer. The Board of Directors may
designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 4.6 Chairman of the Board. The Board of Directors shall designate a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

         Section 4.7 President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.8 Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

         Section 4.9 Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

         Section 4.10 Treasurer. The treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Company.

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         The treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Company.

         If required by the Board of Directors, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Company.

         Section 4.11 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

         Section 4.12 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Company.

                                    ARTICLE V
                                  EQUITY STOCK

         Section 5.1 Certificates. If the Board of Directors authorizes the issuance of certificates, each certificate shall be signed by the chief executive officer, the president, the chief operating officer or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Company. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Company shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are preferred or limited as to their dividends which are restricted as to their transferability or voting powers, or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Company has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may

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state that the Company will furnish a full statement of such information to any shareholder upon request and without charge. If any class of stock is restricted by the Company as to transferability, the certificate shall contain a full statement of the restriction or state that the Company will furnish information about the restrictions to the shareholder on request and without charge. Notwithstanding anything herein to the contrary, nothing in this Article V shall be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.

         Section 5.2 Lost, Destroyed, and Mutilated Certificates. Holders of the shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         Section 5.3 Transfer of Shares. The shares of the Company shall be transferable or assignable only on the books of the Company by the holder upon surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Company. The Company will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

         Section 5.4 Closing of Transfer Books or Fixing of Record Date. The Board of Directors may (i) set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the shareholders, the record date or the date set for the closing of the stock transfer books shall be at least ten days before the date of such meeting.

         If no record date is fixed and stock transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of (a) the close of business on the day on which the notice of meeting is mailed or (b) the 30th day before the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment may not be made more than 60 days after the date on which such resolution is adopted.

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         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5.4, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

                                   ARTICLE VI
                                INVESTMENT POLICY

         Subject to the provisions of the Articles of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.1 Seal. The Board of Directors may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place "[SEAL]" adjacent to the signature of the person authorized to execute the document on behalf of the Company.

         Section 7.2 Fiscal Year. The fiscal year of the Company shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

         Section 7.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money or other evidences of indebtedness shall be signed by such persons as the Board of Directors may from time to time authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         Section 7.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors then in office pursuant to these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

         Section 7.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the vote which the Company may be entitled to cast as a shareholder or otherwise in any other corporation, partnership, limited liability company, or joint venture, any of whose securities

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may be held by the Company, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company, or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Company, and under its corporate seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company, or joint venture and there vote or exercise any or all power of the Company as the holder of such shares or other securities of such other corporation, partnership, limited liability company, or joint venture.

         Section 7.6 Distributions. Dividends and distributions upon the equity stock of the Company may be authorized by the Board of Directors, subject to the provisions of law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the Articles of Incorporation. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions, such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve.

Dated: ________________, 2004

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